Exhibit T3A-84
                            ARTICLES OF ORGANIZATION
                              Continuation Sheet 6A
                                   ARTICLE VI


         The other lawful provisions for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders, or any class of stockholders, are set forth in this Article VI.

         a. By-Laws. The By--laws may provide that the directors may make, amend or repeal the By-laws in whole or in part, except with respect to any provision thereof which by law or the By-laws requires action by the stockholders.

         b. Meetings. Meetings of the stockholders of the corporation may be held anywhere in the United States.

         c. Acting as Partner. The corporation may be a general or limited partner or coventurer in any business enterprise it would have power to conduct by itself.

         d. Indemnification. The corporation may provide, either in the corporation's By-laws or by contract, for the indemnification of directors, officers, employees and agents, by whomever elected or appointed, to the full extent presently permitted by law; provided, however, that if applicable law is hereafter modified to permit indemnification in situations where it was not theretofor permitted, then such indemnification may be permitted to the full extent permitted by such law as amended.

         e. Transactions with Interested Persons. The By--laws may contain provisions providing that no contract or transaction of the corporation shall be void or voidable by reason of the fact that any officer, director or stockholder of the corporation may have held an interest therein.

         f. Division of Directors Into Classes. The By-laws may contain provisions providing for the division of directors into not more than five classes and prescribe the tenure of office of the directors in each of the classes.

         g. Vote Required for Certain Transactions. The vote of a majority of the outstanding shares of each class of stock outstanding and entitled to vote thereon shall be sufficient to approve any agreement of merger or consolidation of the corporation with or into another corporation or of another corporation into the corporation, or to approve any sale, lease or exchange of substantially all of the assets of the corporation, notwithstanding any provision of law that would otherwise require a greater vote in the absence of this provision of
Article VI.

         h. Elimination of Directors' Personal Liability. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section sixty-one or sixty-two of chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to the date of such amendment or repeal.

         The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.
IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 13th day of July, in the year 1988



                           /s/ Salvatore S. Ferrara  Vice President
                           Salvatore S. Ferrara

                           /s/ J. L. Effinger Assistant Clerk
                           J. L. Effinger

                        THE COMMONWEALTH OF MASSACHUSETTS


                              ARTICLES OF AMENDMENT

                    (General Laws, Chapter 156B, Section 72)

                    I hereby approve the within articles of amendment and, the filing fee in the amount of $75.00 having been paid, said articles are deemed to have been filed with me this 19th day of July, 1988.




                                                  /s/ Michael J. Connolly
                                                      MICHAEL JOSEPH CONNOLLY
                                                      Secretary of State




                         TO BE FILLED IN BY CORPORATION
                       PHOTO COPY OF AMENDMENT TO BE SENT

                           TO:

                           C T CORPORATION SYSTEM
                           2 Oliver Street
                           Boston, Massachusetts
                           Telephone  (617) 482-4420

                                                            Copy Mailed

                                                          FEDERAL IDENTIFICATION
                                                                   No. 133375647

                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston Massachusetts 02108-1512


                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)


     Anthony Orlando
We, __________________, Vice President,

     Patricia M. Collins
and _____________________, Assistant Clerk,

    OGDEN MARTIN SYSTEMS OF HAVERHILL, INC.
of _________________________________________,
         (Exact name of corporation)

            c/o Corporation Service Company,
            84 State Street, Boston, MA 02109
located at ___________________________________,
     (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

 Article First is amended to read:
 First:  The name of the corporation is COVANTA HAVERHILL, INC.
 (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on February 28th, 2001, by vote of:

  100                common            100
        shares of                  of        shares outstanding,
-------           ----------------    ------
            (type, class & series, if any)


        shares of                  of        shares outstanding,
-------           ----------------    ------
            (type, class & series, if any)


        shares of                  of        shares outstanding,
-------           ----------------    ------
            (type, class & series, if any)

2 ** being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:




*Delete the inapplicable words.  **Delete the inapplicable clause.
1  For amendments adopted pursuant to Chapter 156B, Section 70.
2  For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring such addition is clearly indicated.




To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

 WITHOUT PAR VALUE STOCKS |        WITH PAR VALUE STOCKS
 TYPE    NUMBER OF SHARES |  TYPE    NUMBER OF SHARES  PAR VALUE
Common:                   | Common:
                          |
Preferred:                | Preferred:
                          |


Change the total authorized to:  no change

 WITHOUT PAR VALUE STOCKS |        WITH PAR VALUE STOCKS
 TYPE    NUMBER OF SHARES |  TYPE    NUMBER OF SHARES  PAR VALUE
Common:                   | Common:
                          |
Preferred:                | Preferred:
                          |

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: _______________________.

SIGNED UNDER THE PENALTIES OF PERJURY, this 1st day of March, 2001,

      /s/ [A. Orlando]                          Executive
                              , *President / *Vice President,


      /s/ [Patricia Collins]
                                  , *Clerk / *Assistant Clerk



*Delete the inapplicable words.

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)


================================================================================


                  I hereby approve the within Articles of Amendment and, the filing fee in the amount of $100 having been paid, said articles are deemed to have been filed with me this 14th day of March 2001.



================================================================================


                  Effective date:




                          /s/ William Francis Galvin

                          WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth









                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:





                           Telephone

[illegible:][50M C.C.ARO-3 (Rev. 4/85) 803431]
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

(MASS. - 1635 - 3/12/86) [New York #1257586 v2]

NOTE: ONCE DOCUMENT IS ACCEPTED AND FILED, CHANGES MUST BE BY AMENDMENT OR CERTIFICATE OF CHANGE ONLY


                        The Commonwealth of Massachusetts
                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                       MICHAEL JOSEPH CONNOLLY, Secretary
                    ONE ASHBURTON PLACE, BOSTON, MASS. O2108
                            ARTICLES OF ORGANIZATION
                              (Under G.L. Ch. 156B)
                                  Incorporators

NAME                                                       POST OFFICE ADDRESS

Include given name in full in case of natural persons; in case of a corporation, give state of incorporation.

Guy M. Bowman                                  1633 Broadway, New York, NY 10019
Eileen Horan                                   1633 Broadway, New York, NY 10019
Karen Kojalowicz                               1633 Broadway, New York, NY 10019


         The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

1. The name by which the corporation shall be known is:

         OGDEN MARTIN SYSTEMS OF HAVERHILL, INC.

2. The purpose for which the corporation is formed is as follows:

         To engage in the operation of a solid waste to energy plant and to engage in any other lawful act or activity associated therewith.

3. The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows:

--------------------------------------------------------------------
|              |WITHOUT PAR VALUE|        WITH PAR VALUE           |
|              |---------------------------------------------------|
|CLASS OF STOCK|                 |                | PAR |          |
|              |NUMBER OF SHARES |NUMBER OF SHARES|VALUE|  AMOUNT  |
|--------------|-----------------|----------------|-----|----------|
|  Preferred   |                 |                |     | $        |
|--------------|-----------------|----------------|-----|----------|
|              |                 |                |     |          |
|--------------|-----------------|----------------|-----|----------|
|  Common      |                 |       100      |$1.00|   $100   |
--------------------------------------------------------------------

*4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

                                    None

*5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

                                    None

*6. Other [illegible] provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution and for [illegible]ing, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders.

                  Meetings of stockholders of the corporation may may be held anywhere in the United States. The By-Laws may provide that the directors may make, amend or repeal the By-Laws in whole or in part, except with respect to any provision thereof [illegible] Articles of Organization, or the By-Laws [illegible] by the stockholders.



[illegible] None"

7. By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or, if later date is desired, specify date. (not more than 30 days after the date of filing.)

9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

         a. The post office address of the initial principal office of the corporation of Massachusetts is:

                  c/o C T Corporation System, 2 Oliver Street, Boston, MA 02109

         b. The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

             NAME             RESIDENCE         POST OFFICE ADDRESS

President:   David L. Sokol   3 Country Lane Westport, CT 06880

Treasurer:   James M. Russo   239 Phelps Rd., Ridgewood, NJ 07450

Clerk:       Bruce W. Stone   361 Hayward Ave., Mt. Vernon, NY 10552

Directors:  Donald A. Krenz   6 Country Lane, Westport, CT 06880
            Salvatore S. Ferrara   210 Winding Way, Morrisville, PA 19067
            Robert E. Curry, Jr.   429 Chestnut Land, New Milford, CT 06776
            James M. Russo   239 Phelps Rd., Ridgewood, NJ 07450
            David L. Sokol   3 Country Lane, Westport, CT 06880


         c. The data initially adopted on which the corporation's fiscal year ends is:

                                    12--31

         d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:



         e. The name and business address of the resident agent, if any, of the corporation is: C T CORPORATION SYSTEM, 2 Oliver Street, Boston, Massachusetts 02109.

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S) sign(s) these Articles of Organization this 31 day of October 1986

                  /s/ Guy M. Bowman
                  Guy M Bowman

                  /s/ Karen Kojalowicz
                  Karen Kojalowicz

                  /s/ Eileen Horan
                  Eileen Horan

The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

                        THE COMMONWEALTH OF MASSACHUSETTS


                            ARTICLES OF ORGANIZATION

                     GENERAL LAWS, CHAPTER 156B, SECTION 12

================================================================================


                           I hereby certify that, upon an examination of the within-written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $150.00 having been paid, said articles are deemed to have been filed with me this 3rd day of November 1986


Effective date


                             /s/ Michael J. Connolly
                             MICHAEL JOSEPH CONNOLLY
                             Secretary of State


                PHOTO COPY OF ARTICLES OF ORGANIZATION TO BE SENT
                         TO BE FILLED IN BY CORPORATION

                           TO:

                           C T Corporation System
                           2 Oliver Street
                           Boston, Massachusetts
                           Telephone     482-4420

                           FILING FEE: 1/20 of 1% of the total amount of the
                              authorized capital stock with par value, and one cent a share for all authorized shares without par value, but not less than $150 General Laws, Chapter 156B. Shares of stock with a par value less than one dollar shall be deemed to have par value of one dollar per share.

                                                                    Copy Mailed